As filed with the Securities and Exchange Commission on March 25, 2004

                           Registration No. 333-83386

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  Form S-8 POS

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  DICUT, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                    Delaware
                            (State of Incorporation)

                                 52-2204952

                             (IRS Employer ID No.)

                        2655 Dallas Highway, Suite 415
                            Marietta, Georgia 30067
                                 (770) 952-2654

         (Address and Telephone Number of Principal Executive Offices)

         2002 Employee, Consultant and Advisor Stock Compensation Plan

                            (Full title of the plan)

                                 Pierre Quilliam,
                Director, President and Chief Financial Officer

                                  Dicut, Inc.
                          2655 Dallas Highway, Suite 415
                            Marietta, Georgia 30067
                                 (918) 749-2400

                    (Name and address of agent for service)

                                   COPIES TO:

                            Russell T. Alba, Esquire
                             Foley & Lardner LLP150
                         North Tampa Street, Suite 2700
                             Tampa, Florida  33602
                                 (813) 229-2300

+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  10,000,000  |  $0.09      | $900,000.00  | $114.03      |
| Par Value $.001   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of March 18, 2004, a date within five business days prior to the filing of this registration statement.

(2) These 10,000,000 shares represent additional shares for issuance under the Registrant's 2002 Amended & Restated Stock Option Plan f/k/a 2002 Stock Option Plan, originally the subject of the Registrant's Form S-8 registration statement filed on March 25, 2002, bearing SEC File No. 333-83386.

                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT

Dicut, Inc. (the "Registrant") has previously registered 1,500,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2002 Stock Option Plan (the "Plan"). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 25, 2002, bearing the file number 333-83386 (the "Initial Registration Statement"). Subsequently, the Registrant registered an additional 10,000,000 shares of Common Stock, par value $.001 per share, under Amendment No. 3 to the Initial Registration Statement which was filed on February 11, 2004, bearing the file number 333-115985 (the "Amended Registration Statement"). The Initial Registration Statement and the Amended Registration Statement are referred herein as the "Earlier Registration Statements". This Registration Statement is being filed to register an additional 10,000,000 shares of Common Stock of the same class under the Plan as those for which the Earlier Registration Statements are effective and to file a copy of the Amended and Restated 2002 Stock Option Plan (the "Amended Plan"). Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

PART II- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

Exhibit No.     Exhibit
----------   ------------
(4.1)       Amended & Restated 2002 Stock Option Plan

(5)         Opinion of Foley & Lardner LLP

(23.1)      Consent of G. Brad Beckstead, Certified Public Accountant

(23.2)      Consent of Tauber & Balser, P.C.

(23.3)      Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, and State of Georgia, on this 17th day of March, 2004. Dicut, Inc.


By:     /s/ Pierre Quilliam
       -------------------
       Pierre Quilliam,
       Director. President and Chief Financial Officer



Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature            Title                                         Date
------------        -------                                       ------

/s/ Raj Kalra
------------
RAJ KALRA           Chief Executive Officer
                    and Chairman(Principal Executive Officer)    MARCH 17, 2004

/s/ Pierre Quilliam
------------------
PIERRE QUILLIAM      President, Chief Financial Officer
                     and Director(Principal Executive Officer)   MARCH 17, 2004

/s/ Kerry Moody
---------------
KERRY MOODY          Director                                    MARCH 17, 2004